EXHIBIT 21.1

SUBSIDIARIES OF ROBERT HALF INTERNATIONAL INC.

Name of Subsidiary	Jurisdiction of Incorporation

Domestic Subsidiaries

RH Holding Company, Inc.	California

BMK Services, Inc.	California

BMK Resources, Inc.	California

Robert Half of California, Inc.	California

Cooperative Resources, Inc.	California

Golden State Temporaries, Inc.	California

RHI Staffing, Inc.	California

Robert Half, Inc.	California

Robert Half of Texas G.P. Ltd	Delaware

XYZ-II, Inc.	Delaware

Jersey Temporaries, Inc.	Delaware

Protiviti Inc.	Delaware

Protiviti Holdings Inc.	Delaware

Protiviti SC Inc.	Delaware

RH-TM Resources, Inc.	Delaware

OfficeTeam Inc.	Louisiana

Protiviti Government Services, Inc.	Maryland

Penta Advisory Services, LLC	Maryland

Robert Half Corporation	Nevada

Robert Half Nevada Staff, Inc.	Nevada

Robert Half of Pennsylvania, Inc.	Pennsylvania

Monarch Staffing, L.P.	Texas

Texas Temp Limited Partnership	Texas

RHT, L.P.	Texas

Name of Subsidiary	Jurisdiction of Incorporation
Foreign Subsidiaries

Protiviti Pty Limited	Australia

Robert Half Australia Pty. Ltd.	Australia

Protiviti BVBA	Belgium

Robert Half BVBA	Belgium

Protiviti Brasil-Servicos de Consultoria Ltda.	Brasil

Robert Half Assessoria Em Recuros Humanos Ltdg	Brazil

Protiviti Co.	Canada

Robert Half Canada Inc.	Canada

Protiviti Hong Kong Co. Ltd.	China

Protiviti Shanghai Co., Ltd.	China

Robert Half Hong Kong Limited	China

Robert Half Czech Republic, s.r.o.	Czech Republic

Protiviti SAS	France

Robert Half International France SAS	France

Robert Half SAS	France

Protiviti GmbH	Germany

Robert Half Deutschland Beteiligungsgesellschaft GmbH	Germany

Robert Half Deutschland GmbH & Co. KG	Germany

Protiviti Consulting Private Limited	India

Robert Half Ireland Limited	Ireland

Protiviti S.r.l.	Italy

Robert Half S.r.l.	Italy

Protiviti Japan Co., Ltd.	Japan

Robert Half Japan Ltd.	Japan

Protiviti Yuhan Hoesa	Korea

Robert Half Sarl	Luxembourg

Robert Half Holding Sarl	Luxembourg

Protiviti Services S.R.L. de C.V.	Mexico

Protiviti S.R.L. de C.V.	Mexico

Protiviti B.V.	Netherlands

Robert Half International B.V.	Netherlands

Robert Half Nederland B.V.	Netherlands

Robert Half New Zealand Limited	New Zealand

Protiviti Pte. Ltd.	Singapore

Robert Half International Pte. Ltd.	Singapore

Robert Half International Spain, Empresa de Trabajo Temporal, S.L.	Spain

Protiviti Spain S.L.	Spain

Robert Half S.L.	Spain

Name of Subsidiary	Jurisdiction of Incorporation

Robert Half GmbH	Switzerland

Protiviti Limited	United Kingdom

Robert Half Holdings Limited	United Kingdom

Robert Half Limited	United Kingdom